Exhibit 10.1

EXECUTION COPY

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement (“Agreement”) between Signature Group Holdings, Inc. (“Signature”), Kingstown Capital Partners, LLC, Kingstown Master Partners, LTD, Kingstown Partners II, L.P., Ktown LP, Kingstown Capital Management L.P., and Kingstown Management GP LLC (collectively “Kingstown”) (“Signature” and “Kingstown” being collectively referred to as the “Parties”) in connection with the arrangement of a block trade of the Signature common shares currently owned by Kingstown.

Recitals

WHEREAS, Kingstown currently owns 5,298,772 shares of Signature common stock (the “Kingstown Shares”).

WHEREAS, Kingstown recently informed Signature that it expressed a desire to find a purchaser of these 5,298,772 shares of Signature common stock.

WHEREAS, Signature maintains a Rights Agreement, by and between Signature and Mellon Investor Services LLC, as rights agent, dated October 23, 2007, as amended (the “Rights Agreement”) to protect its net operating loss carryforward by deterring any one shareholder from accumulating 5% or more beneficial ownership of the Signature’s common stock to protect against the creation of “Shareholder Groups” as defined by Internal Revenue Code Section 382, by allowing Signature to issue new shares to all of the other existing shareholders at a discount, thereby diluting the shareholder(s) who would otherwise violate the provisions set forth in the Rights Agreement.

WHEREAS, Certain members of Kingstown currently have an appeal pending before the United States Bankruptcy Appellate Panel of the Ninth Circuit of the United States Bankruptcy Court for the Central District Court of California’s Order Granting Signature’s Motion to Clarify, Interpret and Enforce the Confirmation Order and the Plan Consistent with the Rights Agreement and Retained Equity Rights (the “Bankruptcy Appeal”).

WHEREAS, the Signature Board of Directors (the “Board”) continues to evaluate whether Mr. James A. McIntyre (“McIntyre”), Kingstown and other persons and entities affiliated therewith (as identified in the Schedule 13D filed by Kingstown with the Securities and Exchange Commission on July 15, 2011), should be determined to be an “Acquiring Person” (as defined in the Rights Agreement) and if such determination is made, whether a “Distribution Date” (as defined in the Rights Agreement) for the distribution of securities under and pursuant to the Rights Agreement will occur.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, and covenanting to act in good faith, agree as follows:

Terms

1.	Identification of Purchaser of the Kingstown Shares. Signature shall make good faith efforts to identify and provide to Kingstown contact information for one or more qualified investors or their representatives (“Investors”) interested in acquiring the Kingstown Shares.

2.	Kingstown Consideration. Kingstown agrees that in exchange for and subject to the closing of any transaction for purchase of all of the Kingstown Shares by one or more Investors, Kingstown (on behalf of itself and not on behalf of any other party to the Bankruptcy Appeal) shall, within 5 days of the transaction closing date, take all reasonable steps for dismissal of its Bankruptcy Appeal.

3.	Signature Consideration. Signature agrees that upon the completion of the acquisition(s) of all the Kingstown Shares by one or more Investors and subject to and simultaneous with the dismissal of Kingstown’s Bankruptcy Appeal (on behalf of itself and not on behalf of any other party to the Bankruptcy Appeal), the Board will acknowledge and affirm that Kingstown is not an Acquiring Person, that the prior activities of Kingstown, including the execution of the Solicitation Agreement between McIntyre and Kingstown in July 2011 and the other matters described in Kingstown’s Schedule 13D amendments, shall have not triggered and shall not trigger a distribution of rights under and pursuant to the Rights Agreement and that a Distribution Date will not occur as a result of the prior activities of Kingstown;

4.	Mutual General Release. Upon the completed performance of the Parties’ respective obligations in paragraphs 2 and 3 of this Agreement, the Parties release and forever discharge each other, and each of their past and present predecessors, successors, affiliates, subsidiaries, parents, insurers, officers, directors, employees, heirs, assigns, agents, and attorneys from any and all known and unknown claims, disputes, demands, debts, liabilities, obligations, contracts, agreements, causes of action, suits, attorneys’ fees and/or costs, of whatever nature, character or description, which the Parties had, now have, or may have related to their prior conduct and/or any of the matters which arise out of, from, asserted in, or which could have been asserted in connection with their prior conduct, including but not limited to those in connection with the Rights Agreement (the “Released Claims”); provided, however, that the Released Claims do not include (a) any claims or rights relating to the Parties’ performance of this Agreement and (b) Kingstown’s claims or rights as holder of the notes payable maturing December 31, 2016, bearing 9.0% annual interest, payable quarterly commencing September 30, 2010 (the “Notes Payable”) issued pursuant to that certain indenture, dated June 11, 2010 between Signature and Wells Fargo Bank, National Association, as Trustee (the “Indenture”).

5.

Waiver of Claims. The Parties understand and agree that the Released Claims include not only those claims presently known but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Released Claims as described above. The Parties understand that they may hereafter discover facts different from or in addition to what they now believe to be true, which if known, could have materially affected their release of claims, but they nevertheless waive any claims or rights based on different or additional facts. The Parties knowingly and voluntarily waive any and all rights or benefits that they may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” For avoidance of doubt, nothing herein shall affect the rights or benefits Kingstown may now have or in the future may have as holder of the Notes Payable issued pursuant to the Indenture.

6.	No Admission. The Parties’ execution of this Agreement is not an admission of any liability, fault or responsibility on the part of any released party. Any settlement made pursuant to this Agreement is regarded by the Parties hereto as payment to avoid the expense, inconvenience and uncertainty of litigation.

7.	Consultation with Counsel. The Parties acknowledge that they have been represented by counsel of their own choice in the negotiations leading to their execution of this Agreement, and that they have read this Agreement and have had it fully explained to them by their counsel.

8.	No Reliance. The Parties represent and warrant that, in executing and entering into this Agreement, they are not relying and have not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in this Agreement. Furthermore, each of the Parties to this Agreement has received independent legal advice, or has had the opportunity to receive independent legal advice, from such Party’s attorneys with respect to the advisability of executing this Agreement. The Parties are entering into this Agreement wholly of their own free will and volition.

9.	Confidentiality. Except as required by law, order or subpoena, this Agreement shall be kept confidential and remain confidential under the same terms and conditions as those in the Confidential Agreement executed between these same parties concerning the disclosure of Identified Investors.

10.	Remedies. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by a party or its representatives and that the non-breaching party shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach but shall be in addition to all other remedies available at law or equity to the non-breaching party.

11.	Entire Agreement. This Agreement shall constitute the entire agreement between the Parties with regard to the subject matter hereof. No modification, amendment or waiver shall be binding without the written consent of both parties.

12.	Governing Law and Venue. This Agreement shall be construed and enforced according to the laws of the State of California. Any dispute concerning this Agreement shall be brought in a in a court with proper jurisdiction in Los Angeles, California.

13.	Miscellaneous. The obligations of the parties shall be binding on and inure to the benefit of their respective heirs, successors, assigns, and affiliates. This Agreement may be amended or modified only by a subsequent agreement in writing.

14.	Counter-Party Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which shall constitute the same agreement.

The Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 31st day of August, 2012.

KINGSTOWN:

KINGSTOWN CAPITAL MANAGEMENT L.P.

By:	Kingstown Management GP LLC its general partner

By:	/s/ MICHAEL BLITZER
Michael Blitzer Managing Member

KINGSTOWN PARTNERS II, L.P.

By:	Kingstown Capital Partners LLC its general partner

By:	/s/ MICHAEL BLITZER
Michael Blitzer Managing Member

KTOWN, LP

By:	Kingstown Capital Partners LLC its general partner

By:	/s/ MICHAEL BLITZER
Michael Blitzer Managing Member

KINGSTOWN MANAGEMENT GP LLC

By:	/s/ MICHAEL BLITZER
Michael Blitzer Managing Member

KINGSTOWN CAPITAL PARTNERS, LLC

By:	/s/ MICHAEL BLITZER
Michael Blitzer Managing Member

KINGSTOWN PARTNERS MASTER LTD.

By:	/s/ MICHAEL BLITZER
Michael Blitzer Director

SIGNATURE:

Signature Group Holdings, Inc.

By:	/s/ CRAIG F. NOELL
Craig F. Noell Chief Executive Officer and President